Exhibit 99.1

Athena Gold Confirms and Extends Shallow High-Grade Oxide Gold

Discovery with Multiple Intercepts Including

10.02 Au G/T Over 10.7 Meters at Its Excelsior Springs Project in Nevada

VACAVILLE, CA – January 10, 2023 – Athena Gold Corporation (OTCQB: AHNR) (CSE: ATHA) (“Athena” or the “Company”) is pleased to announce assay results from its Fall 2022 drill program (the “Program”) at its 100% owned Excelsior Springs Project (“Project”) located approximately 45 miles southwest of Goldfield in Esmeralda County, Nevada. Nine vertical and angled holes totaling 800 meters were completed on patented and unpatented claims comprising the Project.

Fall 2022 Drill Program Highlights

DH 22-01: These combined intercepts yielded the thickest high-grade gold interval to date on the project and confirmed an eastern extension to mineralization encountered in drill hole DB23.

•	The first interval intercepted 6.05 gold g/t and 17.4 silver g/t over 27.4 meters starting at 39.5 meters, including 10.2 Au g/t and 30.8 Ag g/t over 10.7 meters.

•	A second deeper interval was intercepted starting at 77.7 meters grading 4.97 Au g/t and 14.4 Ag g/t over 13.7 meters.

DH 22-02: These intercepts confirmed a western extension to mineralization found in drill hole DB23.

•	The first interval intercepted 4.49 Au g/t and 27.3 Ag g/t over 15.2 meters starting at 41.1 meters, including 7.29 Au g/t Au and 44.2 Ag g/t over 9.1 meters.

•	A second deeper interval was intercepted starting at 68.6 meters grading 1.20 Au g/t and 7.7 Ag g/t over 7.6 meters.

DH 22-01 + 02: Confirmed a new near surface high-grade oxide gold discovery in the newly named Western Slope Zone.

•	The Western Slope zone sits on the edge of an untested sizeable geophysical anomaly which requires additional interpretation.

DB-23 is now confirmed as a “discovery hole” as we have repeated it in step-outs in each direction in our Fall 2022 program. The company feels that the Excelsior Springs project is an important discovery in Nevada given its close proximity to major gold producers in the Walker Lane trend.

Initial analysis is that the Western Slope could be at the “tip” of an Intrusion-Related Gold (“IRG”) system that could potentially expand at depth and contain millions of ounces similar to other Tintina-Style gold deposits.

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John Power, President, and CEO of Athena, commented,

“2022 proved to be a great year for Athena with our discovery hole DB-23 and follow-up drilling confirming the impressive, near surface gold mineralization both east and west of the DB-23 intercepts. This new discovery has been named the “Western Slope” after one of the historic claim names for this area and remains open up and down dip and along potential strike length extensions of at least 130 meters to the west and 300 meters to the east.

Our new high-grade drill holes together with the drill holes without significant mineralization help us better understand the strike and dip at the Western Slope Zone. Now that we better understand the strike and dip, we have high expectations for our 2023 drill program that is planned for early spring. We look forward to getting back on the ground and expanding the footprint of high-grade oxide gold mineralization.

I would like to extend our sincerest appreciation to our consulting technical team of Dave Beling, P.E., and geologists Ken Brook and Don Strachan who collectively have over 150 years of mining and exploration experience. These individuals have all contributed greatly to one of the shallowest and highest-grade gold discoveries in Nevada during 2022 by a junior mining company.”

Figure 1 depicts the East-West cross section looking north at drill holes DB-23, 22-01 and 22-02.

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Figure 2 shows the DH traces for DB-23 and new drill holes 22-01 and 22-02 in the Western Slope Zone.

It is important to note that in the Western Slope zone (DB-23, 22-01 and 22-02) all drill holes intercepted high-grade mineralization approximately 40 meters below the surface. For reference, our initial program completed in Spring 2022 discovered high grade gold in hole DB-23 in a 33.5 meter intercept of 5.15 Au g/t and 8.9 Ag g/t, including a 16.7 meter intercept of 10.03 Au g/t and 17.3 Ag g/t, and a 10.6 meter intercept of 15.3 Au g/t and 26.5 Ag g/t. These intercepts started at a depth of 41.1 meters in this 500 angled hole located at the Western Slope zone which is about 140 meters east of the mineralization in the Main Buster zone. See press release of June 29, 2022.

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The following table includes the drill and assay data for the nine holes completed in the Fall 2022 Drill Program:

Figure 3 shows the new drill hole collar locations in relation to DB-23. Azimuths are not shown above but are included in the table herein.

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Geology of the Western Slope Zone

At Excelsior Springs, the Athena technical team is seeing structurally controlled zones which host granodiorite to rhyolite dikes along with quartz veins and breccia zones. At the Western Slope zone, there are two zones of gold mineralization in the three discovery holes hosted by altered, calcareous siltstones which are cut by quartz veins and zones of quartz-calcite-cemented hydrothermal breccias. The lower portions of the holes encountered clay-sericite-altered intermediate to felsic composition intrusive rocks. Athena’s technical team also believes the precious and base metals were initially deposited as sulfides and subsequently oxidized by descending meteoric or surface waters. The Western Slope zone remains open at-depth, untested up-and-down dip and along potential strike length extensions of at least 130 meters to the west and at least 300 meters to the east.

Excelsior Springs: An Intrusive-Related Gold System

Prior to our 2022 Western Slope discovery, Excelsior Springs was said to have the potential of being a major multi-million- ounce intrusion-related gold (“IRG”) deposit like those in the Tintina Gold Province of Alaska/Yukon by renowned Economic Geologist, Dr. Richard Sillitoe[i].

Management believes the Western Slope Zone is a high-grade gold zone in an IRG system. The Western Slope sits at the edge of the IP anomaly that could be interrelated.

Due to a downturn in the metal’s market, the IP anomaly was never followed up on due to the previous owner failing to raise the capital to continue the exploration process. Athena is grateful for the opportunity to follow up on the IP anomaly.

Figure 4 shows Athena’s land boundaries and results of an initial induced polarization survey completed in 2011. The red star shows the location of the Western Slope Zone.

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[i] (Dr. Richard Sillitoe has been an economic geological consultant for over 40 years and has worked in over 70 countries. He is best known as a porphyry-epithermal specialist but is well versed in all styles of gold and base metal mineralisation. In 2002 he was the first non-American President of the Society of Economic Geologists. He is the author of over 100 economic geological articles and also two books. In 2019 he was awarded the SGA-Newmont Gold in recognising the importance of his work).

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Walker Lane Trend

Excelsior Springs is a new discovery in Nevada’s famous Walker Lane trend where a gold rush is currently underway. Major gold producers Anglo-Ashanti Gold, Kinross Gold, Centerra Gold and developer Augusta Gold are all active in the southern portion of the Walker Lane and have significantly expanded their presence over the last year.

Figure 5 – Map of Walker Trend.

Future Exploration Plans

Future exploration on the Project will focus on systematic drilling of the western slope zone and further defining the southwestern IP anomaly. An in-depth exploration program will be prepared and communicated to the market over the next few weeks with 2023 drilling targeted to commence in early Spring.

Quality Assurance and Quality Control

Procedures were implemented to assure Quality Assurance Quality Control (QAQC). All drilling was performed using reverse circulation methods with samples collected at 5-foot intervals. Representative sample splits were securely stored for shipment, with chain of custody documentation through delivery to American Assay Laboratories, an independent ISO-certified laboratory in Reno, Nevada. Mineralized commercial reference standards and coarse blank standards were inserted every 20th sample in sequence to assure acceptable levels of confidence of the drill hole assays. When laboratory reports of the assays are received, QAQC protocols are immediately augmented to ensure dependability of the drill hole assays.

As the Excelsior Springs Project advances, additional QAQC measures will be implemented including selected duplicate check assaying on pulps and coarse rejects at a second accredited assay laboratory. All results will be analyzed for consistency.

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Qualified Person

Donald G. Strachan, Certified Professional Geologist (CPG #10376 AIPG), is a qualified person as defined by NI 43-101 and has reviewed the scientific and technical information that forms the basis of this press release and has approved the disclosure herein. Mr. Strachan is independent of the Company and was responsible for the site management and technical aspects of the Program.

About Athena Gold Corporation

Athena is engaged in the business of mineral exploration and the acquisition of mineral property assets. Its objective is to locate and develop economic precious and base metal properties of merit and to conduct additional exploration drilling and studies on the Project.

For further information about Athena Gold Corporation and our Excelsior Springs Gold project, please visit www.athenagoldcorp.com.

On Behalf of the Board of Directors

John Power
Chief Executive Officer and President

Contact:

Phone: John Power, 1(707)-291-6198
Email: info@athenagoldcorp.com

Jason Libenson

President and CCO

Castlewood Capital Corporation

1(647)-534-9884

Email: jason@castlewoodcapital.ca

Cautionary Statement to U.S. Investors

This press release references NI 43-101, which differs from the requirements of U.S. securities laws. NI 43-101 is a rule developed by the Canadian Securities Administrators that establishes standards for all public disclosure an issuer makes of scientific and technical information concerning mineral projects.

The United States Securities and Exchange Commission (“SEC”) permits mining companies, in their filings with the SEC, to disclose only those mineral deposits that a company can legally extract or produce. Pursuant to SEC Industry Guide 7 under the United States Securities Act of 1933, as amended, a “final” or “bankable” feasibility study is required to report reserves. Currently Athena has not delineated “reserves” on any of its properties. Athena cannot be certain that any deposits at its properties will ever be confirmed or converted into SEC Industry Guide 7 or any successor rule or regulation compliant “reserves”. Investors are cautioned not to assume that any part or all of the historic Buster Mine or Western Slope gold zones will ever be confirmed or converted into reserves or that it can be economically or legally extracted.

The SEC has adopted amendments to its disclosure rules to modernize the mineral property disclosure requirements for issuers whose securities are registered with the SEC under the United States Securities Exchange Act of 1934, as amended. These amendments became effective February 25, 2019, with compliance required for the first fiscal year beginning on or after January 1, 2021, and historical property disclosure requirements for mining registrants that were included in SEC Industry Guide 7, which was rescinded from and after such date and replaced with disclosure requirements known as S-K 1300.

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Forward Looking Statements

This press release contains forward-looking statements and forward-looking information (collectively, “forward-looking statements”) within the meaning of applicable Canadian and U.S. securities laws. All statements, other than statements of historical fact, included herein including, without limitation, statements regarding future exploration plans and the completion of a phase 2 drill program at the Project, future results from exploration, and the anticipated business plans and timing of future activities of the Company, are forward-looking statements. Although the Company believes that such statements are reasonable, it can give no assurance that such expectations will prove to be correct. Forward-looking statements are typically identified by words such as: “believes”, “will”, “expects”, “anticipates”, “intends”, “estimates”, “plans”, “may”, “should”, “potential”, “scheduled”, or variations of such words and phrases and similar expressions, which, by their nature, refer to future events or results that may, could, would, might or will occur or be taken or achieved. In making the forward-looking statements in this press release, the Company has applied several material assumptions, including without limitation, that there will be investor interest in future financings, market fundamentals will result in sustained precious metals demand and prices, the receipt of any necessary permits, licenses and regulatory approvals in connection with the future exploration and development of the Company’s projects in a timely manner, QAQC procedures at the Project were followed, the availability of financing on suitable terms for the exploration and development of the Company’s projects and the Company’s ability to comply with environmental, health and safety laws.

The Company cautions investors that any forward-looking statements by the Company are not guarantees of future results or performance, and that actual results may differ materially from those in forward-looking statements as a result of various factors, including, operating and technical difficulties in connection with mineral exploration and development activities, actual results of exploration activities, the estimation or realization of mineral reserves and mineral resources, the inability of the Company to obtain the necessary financing required to conduct its business and affairs, as currently contemplated, the timing and amount of estimated future production, the costs of production, capital expenditures, the costs and timing of the development of new deposits, requirements for additional capital, future prices of precious metals, changes in general economic conditions, changes in the financial markets and in the demand and market price for commodities, lack of investor interest in future financings, accidents, labor disputes and other risks of the mining industry, delays in obtaining governmental approvals, permits or financing or in the completion of development or construction activities, risks relating to epidemics or pandemics such as COVID–19, including the impact of COVID–19 on the Company’s business, financial condition and results of operations, changes in laws, regulations and policies affecting mining operations, title disputes, the inability of the Company to obtain any necessary permits, consents, approvals or authorizations, including of the Canadian Securities Exchange, the timing and possible outcome of any pending litigation, environmental issues and liabilities, and other factors and risks that are discussed in the Company’s periodic filings with the SEC and disclosed in the final long form prospectus of the Company dated August 31, 2021.

Readers are cautioned not to place undue reliance on forward-looking statements. The Company undertakes no obligation to update any of the forward-looking statements in this press release or incorporated by reference herein, except as otherwise.

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